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                                                                   EXHIBIT 10.25


                 INTERRUPTIBLE TRANSPORTATION SERVICE AGREEMENT


                               RATE SCHEDULE IT-1


       This Interruptible Transportation Service Agreement ("Agreement") by and between Northern Natural Gas Company, a Delaware Corporation ("Northern"), and Continental Natural Gas, Inc., a Marketer ("Shipper"), covering the transportation of natural gas on an interruptible basis by Northern for Shipper
on behalf of    N/A    , a _______________, as more particularly described
herein, is entered into in accordance with the following terms and conditions:

1.     This transportation service shall be provided pursuant to Subpart G of
       Part 284 of the Federal Energy Regulatory Commission's ("Commission" or "F.E.R.C.") regulations.

2.     INTERRUPTIBLE TRANSPORTATION QUANTITY:  Up to 32,000 MMBtu per day.

3. TERM: This Agreement shall become effective on the date of initial delivery and shall continue in full force and effect for a primary term of One (1) year and month to month thereafter, unless and until terminated by either party after the primary term upon thirty (30) days' prior written notice to the other party. Initial delivery hereunder shall not commence until this Agreement is executed and received by Northern. Notwithstanding, should Northern at any time in its sole discretion elect to terminate, on a non-discriminatory basis, all transportation services commenced on or after October 9, 1985, pursuant to Part 284 of the Commission's Regulations, then Northern may terminate this agreement upon five (5) days' written notice to Shipper.

4. RATE: Unless Northern agrees in writing to a lower rate, Shipper shall pay Northern each month for transportation service rendered hereunder of the maximum rates and charges in effect from time to time under Rate
       Schedule IT-1, or any effective superseding rate schedule on file with the Commission or any successor thereto.

       Addresses for Shipper:

              FOR NOTICES                                FOR INVOICES
              -----------                                ------------
       Continental Natural Gas, Inc.              Continental Natural Gas, Inc.
       P.O. Box 21470                             P.O. Box 21470
       Tulsa, OK 74121                            Tulsa, OK 74121
       Attn: Diane Lawler                         Attn:  Diane Lawler
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5.     When this Agreement become effective, it shall supersede and cancel the following transportation service agreement(s) between the parties
       hereto:       None

6. ADDITIONAL TERMS AND CONDITIONS: The additional Terms and Conditions listed on the reverse side hereof and the Appendices incorporated herein are made a part of this Agreement.

7. OTHER PROVISIONS: See Appendices attached hereto which are hereby made a part hereof and incorporated herein.

       7.1 Shipper understands and acknowledges that Shipper is responsible for ensuring that the upstream transporting pipeline(s) which deliver(s) gas for Shipper to Northern at the Point(s) of Receipt has capacity on its system to deliver gas for Shipper's account, and that the downstream party(s) which receive(s) gas from Northern at the Point(s) of Delivery hereunder for Shipper's account has capacity on its system to receive such gas. Accordingly, Shipper shall remain responsible under this Agreement for all charges set forth in Section 11-3, "Applicable Rate Schedule, Incorporation by Reference" of this Agreement, notwithstanding Shipper's inability to cause gas to be delivered to Northern at the Point(s) of Receipt and/or received by the downstream party(s) at the Point(s) of Delivery hereunder.

       This Interruptible Transportation Service Agreement when executed by Shipper constitutes a contract with Northern Natural Gas Company, for the transportation of natural gas, subject to the terms and conditions appearing on the face and reverse side hereof and the attached Appendices.


       SHIPPER:

       CONTINENTAL NATURAL GAS,INC.               NORTHERN NATURAL GAS COMPANY

       By                                         By
          -------------------------                  ---------------------------

       TITLE                                      TITLE
             ----------------------                     ------------------------

       Date Executed:                             Date Executed:
                      -------------                              ---------------

       Attest:
               --------------------


8.     QUANTITIES OF GAS TO BE TRANSPORTED

       8.1 Northern agrees to receive and transport for Shipper, on an interruptible basis, quantities of natural gas up to





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              the Interruptible Transportation Quantity set forth in Section 2 of this Agreement.

       8.2 Northern agrees to receive and transport natural gas for Shipper in excess of the Interruptible Transportation Quantity provided that Northern has determined that it has sufficient capacity to transport such excess volumes.

9.     POINT(S) OF RECEIPT, DELIVERY AND PRESSURES

       9.1 Shipper agrees to tender, or cause to be tendered, gas for transportation at the Point(s) of Receipt identified in Appendix "A" at pressures sufficient to effect delivery into Northern's facilities, as such pressure may vary from time to time, not to exceed the maximum allowable operating pressure, provided further, Northern shall have no obligation to provide compression and/or alter its system operation to enable Shipper to effectuate said deliveries.

       9.2 Northern agrees to transport and deliver gas to Shipper, or for Shipper's account, at the Point(s) of Delivery identified in Appendix "A", provided further, Northern shall have no obligation to provide compression and/or alter its system operation to effectuate said deliveries.

10.    TERMINATION

       10.1 Notwithstanding the "Term" set forth in paragraph 3 on the face of this Agreement, this Agreement shall terminate upon written notice by Northern to Shipper within forty-five (45) days from the effective date of this Agreement if Northern determines that incomplete or inaccurate information has been submitted to effectuate this transportation service which causes such service not to comply with the Commission's regulations.

       10.2 Termination of this Agreement shall not relieve Northern and Shipper of the obligation to correct any imbalances hereunder, or Shipper to pay money due hereunder to Northern.

11.    GENERAL

       11.1 This Agreement in all respects shall be subject to the provisions of Rate Schedule IT-1, as well as the General Terms and Conditions of Rate Schedule FT-1, if applicable, contained in Northern's F.E.R.C. Gas Tariff, Third Revised Volume No. 1, as may be revised from time to time.





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       11.2   Northern's IT-1 Rate Schedule and the General Terms and
              Conditions set forth in Northern's FT-1 Rate Schedule, as may be revised from time to time, are hereby incorporated by reference and made a part hereof.

       11.3 Northern shall have the right to file and seek Commission approval under Section 4 of the Natural Gas Act ("NGA") to change any rates, charges or other provisions set forth in Rate Schedule IT-1, or any superseding rate schedule, and to place such charges in effect in accordance with Section 4(c) of the NGA. This Agreement shall be deemed to include such charges and any changes which become effective by operation of law and F.E.R.C. Order, without prejudice to Shipper's right to protest the same.

12.    NOTICES

       12.1 Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as having been given if delivered personally or if mailed by United States mail, postage prepaid, or if sent by express mail, overnight delivery, telex, telecopy or any other mutually agreeable means of electronic transmission.

       a. To Shipper when sent to the address set forth on the face of this agreement.

       b.     To Northern:
              Accounting Matters:          Northern Natural Gas Company
                                           P.O. Box 1188
                                           Houston, Texas 77251-1188
                                           ATTN:  Gas Accounting Dept.

              All Notices:                 Northern Natural Gas Company
                                           P.O. Box 1188
                                           Houston, Texas 77251-1188
                                           ATTN:  Transportation Services
                                           Administration

              Payments:                    Northern Natural Gas Company
                                           Citibank, N.A.
                                           399 Park Avenue
                                           Account No. 4049-8026
                                           New York, New York 10043

12.2 Either party may notify the other in writing of the address of the person or persons who shall have authority to act for such party in connection with the operation of pipelines, facilities, wells, and leases in connection with this Agreement, and operating notices shall thereafter be served upon such person or persons.





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       SECTION 7.  OTHER PROVISIONS

7.2 Subject to the terms of this Agreement as it may be amended from time to time, Shipper may deliver or cause to be delivered to Northern, at the suction side of Northern's Fort Buford Compressor Station located in
       Section 4, Township 151 North, Range 103 West, McKenzie County, North Dakota ("Fort Buford"), all or a portion of the interruptible quantities of gas under this Agreement that Shipper desires Northern to compress. Northern agrees to accept and compress, on an interruptible basis, such gas delivered to it by Shipper under this Agreement, and to redeliver such gas for the account of Shipper to Northern Border Pipeline Company ("NBPL") at the discharge side of Northern's Fort Buford Compressor Station for subsequent transportation by NBPL. For the points listed on Appendix "A", Shipper agrees to pay the transportation rates set forth in Northern's F.E.R.C. Gas Tariff which includes the charge for compression service at Fort Buford; provided, however, in the event Shipper's gas compressed hereunder is not delivered to Northern for transportation downstream of Fort Buford, Shipper agrees to pay Northern's applicable rate for the compression service at Fort Buford.





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                                   APPENDIX A



          TRANSPORTATION SERVICE AGREEMENT UNDER THE IT-1 RATE SCHEDULE



                     SHIPPER:  Continental Natural Gas, inc.



           DATE:  August 1, 1992     SUPERSEDED APPENDIX DATED:  DNA*



           Part I.  Delivery Point Legal Descriptions










*  Does Not Apply





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